                                                                    EXHIBIT T3C









                                COTTER & COMPANY

                                     Issuer

                                      and

                        FIRST TRUST NATIONAL ASSOCIATION

                                    Trustee





                                   Indenture



                           Dated as of May 8, 1997





                      Variable Denomination Floating Rate
                                  Demand Notes

    Reconciliation and Tie between Trust Indenture Act of 1939 and Indenture

Trust Indenture                          Trust Indenture
Act Section          Indenture Section   Act Section           Indenture Section
-----------          -----------------   ---------------       -----------------
Section 310 (a)(1)     609               Section 316 (a)        101
            (a)(2)     609                           (a)(1)(A)  512
            (a)(3)     Not Applicable                (a)(1)(B)  513
            (a)(4)     Not Applicable                (a)(2)     Not Applicable
            (a)(5)     609                           (b)        508
            (b)        608 and 610                   (c)        104(5)
Section 311 (a)        613(1)            Section 317 (a)(1)503
            (b)        613(2)                        (a)(2)     504
            (b)(2)     613(2)(b), 703(2)             (b)        903
Section 312 (a)        701, 702(1)       Section 318 (a)        107
            (b)        702(2)
            (c)        702(2)(c)
Section 313 (a)        703(1)
            (b)        703(2)
            (c)        703(1), 703(2)
            (d)        703(3)
Section 314 (a)(1)     704
            (a)(2)     704
            (a)(3)     704
            (a)(4)     904
            (b)        Not Applicable
            (c)(1)     102
            (c)(2)     102
            (c)(3)     Not Applicable
            (d)        Not Applicable
            (e)        102
Section 315 (a)        601(1)
            (b)        602, 703(1)(g)
            (c)        601(2)
            (d)        601(3)
            (d)(1)     601(1)(a)
            (d)(2)     601(3)(b)
            (d)(3)     601(3)(c)
            (e)        514


     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                                                                  PAGE
                                                                  ----


SECTION 101.    Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Agent Bank   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Board Resolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Commission   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Company Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Company Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Consolidated Net Tangible Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Corporate Trust Office   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Holder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Principal Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Secured Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Security Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     United States  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     Vice President   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     Wholly-owned Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

SECTION 102.    Compliance Certificates and Opinions. . . . . . . . . . . . . . . . . . . . . .   13

SECTION 103.    Form of Documents Delivered to Trustee. . . . . . . . . . . . . . . . . . . . .   13

SECTION 104.    Acts of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

SECTION 105.    Notices, Etc., to Trustee and Company.  . . . . . . . . . . . . . . . . . . . .   15

SECTION 106.    Notice to Holders; Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . .   16

SECTION 107.    Conflict with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . .   16

SECTION 108.    Effect of Headings, Table of Contents,  Reconciliation and Tie. . . . . . . . .   16

SECTION 109.    Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

SECTION 110.    Separability Clause.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

SECTION 111.    Benefits of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 112.    Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 113.    Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 114.    Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                  ARTICLE TWO

                              AMOUNT, PAYMENT AND
                     RESTRICTION OF TRANSFER OF SECURITIES

SECTION 201.    Amount Limited.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 202.    Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 203.    Restriction on Transfer of Securities.  . . . . . . . . . . . . . . . . . . . .   18

                                 ARTICLE THREE

                            REDEMPTION OF SECURITIES

SECTION 301.    Redemption at Option of the Company.  . . . . . . . . . . . . . . . . . . . . .   18

SECTION 302.    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 303.    Payment of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 304.    Redemption of Securities if Holder is Not Eligible to Participate in the Program  . . . . . .   18

SECTION 305.    Redemption at Option of the Holder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19



                                  ARTICLE FOUR

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 401.    Satisfaction and Discharge of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 402.    Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

SECTION 403.    Repayment by Paying Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.    Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

SECTION 502.    Acceleration of Maturity; Rescission and Annulment. . . . . . . . . . . . . . . . . . . . . .   22

SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.  . . . . . . . . . . . . . .   23

SECTION 504.    Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 505.    Trustee May Enforce Claim Without Possession of
                Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 506.    Application of Money Collected. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 507.    Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest . . . . . . . . . .   26

SECTION 509.    Restoration of Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

SECTION 510.    Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . .   26

SECTION 511.    Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

SECTION 512.    Control by Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SECTION 513.    Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SECTION 514.    Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION 515.    Waiver of Stay or Extension Laws. . . . . . . . . . . . . . . . . . . . . . . . . .   28

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.    Certain Duties and Responsibilities.  . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION 602.    Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 603.    Certain Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION 604.    Not responsible for Recitals or Issuance of Securities. . . . . . . . . . . . . . .   31

SECTION 605.    May Hold Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

SECTION 606.    Money Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

SECTION 607.    Compensation and Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . .   32

SECTION 608.    Disqualification; Conflicting Interests.  . . . . . . . . . . . . . . . . . . . . .   32

SECTION 609.    Corporate Trustee Required; Eligibility.  . . . . . . . . . . . . . . . . . . . . .   32

SECTION 610.    Resignation and Removal; Appointment of Successor.  . . . . . . . . . . . . . . . .   33

SECTION 611.    Acceptance of Appointment by Successor. . . . . . . . . . . . . . . . . . . . . . .   34

SECTION 612.    Merger, Conversion, Consolidation or Succession to
                Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

SECTION 613.    Preferential Collection of Claim Against Company. . . . . . . . . . . . . . . . . .   35

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.    Company to Furnish Trustee Names and Addresses of
                Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

SECTION 702.    Preservation of Information; Communications to Holders. . . . . . . . . . . . .   40

SECTION 703.    Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

SECTION 704.    Reports by Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

                                 ARTICLE EIGHT

                            SUPPLEMENTAL INDENTURES

SECTION 801.    Supplemental Indentures without Consent of
                Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

SECTION 802.    Supplemental Indentures with Consent of Holders.  . . . . . . . . . . . . . . .   44

SECTION 803.    Execution of Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . .   45

SECTION 804.    Effect of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . .   45

SECTION 805.    Conformity with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . .   45

                                  ARTICLE NINE

                                   COVENANTS

SECTION 901.    Administration of Program; Payment of Principal and Interest. . . . . . . . . .   45

SECTION 902.    Maintenance of Security Register, Maintenance of Office or Agency.  . . . . . .   46

SECTION 903.    Money for Securities Payments to Be Held in Trust.  . . . . . . . . . . . . . .   46

SECTION 904.    Certificate of Officers of the Company. . . . . . . . . . . . . . . . . . . . .   47

SECTION 905.    Waiver of Certain Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . .   48

     INDENTURE, dated as of May 8, 1997, between Cotter & Company, a corporation duly organized and existing under the laws of the State of Delaware, (herein called the "Company"), having its principal office at 8600 West Bryn Mawr Avenue, Chicago Illinois, and First Trust National Association, having its principal offices at 111 East Wacker Drive, Chicago, Illinois, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured variable denomination floating rate demand notes (herein called the "Securities") pursuant to the Program (as defined below).

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.    Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

     (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Article Six, are defined in that Article.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Bank" means a bank or corporation, and its successors and assigns, appointed by the Company to act as agent under the Program and to perform all functions required of such agent pursuant to the provisions of the Program and to serve as Paying Agent pursuant to the provisions of this Indenture.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Agent Bank is authorized or obligated by law to close.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chief Executive Officer, Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unauthorized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

     "Corporate Trust Office" means an office of the Trustee at which at any particular time its corporate trust business shall be administered.

     "Corporation" includes corporations, associations, companies and business trusts.

     "Event of Default" has the meaning specified in Section 501.

     "Holder" means, with respect to a Security, a Person in whose name at the time a particular Security is registered in the Security Register.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Officer's Certificate" means a certificate signed by the Chief Executive Officer, Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Company or other counsel satisfactory to the Trustee, which is delivered to the Trustee.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities in which Holders have made investments as shown on the Securities Register, except:

     (1) Securities or portions thereof theretofore redeemed by the Holders pursuant to the provisions of the Program and this Indenture;

     (2) Securities or portions thereof theretofore redeemed by the Company pursuant to the provisions of this Indenture;

     (3) Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The Agent Bank shall serve as Paying Agent pursuant to the terms of this Indenture.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Program" means the TruServ Variable Denomination Floating Rate Demand
Note Investment Program established by the Company and in effect on the date hereof, as the same may be amended or supplemented by the Company from time to time.

     "Principal Amount", when used with reference to a Security, means, as of a particular time, the sum of the funds invested in a Security, plus the sum of interest accrued, paid and reinvested in a Security, less the sum of redemptions from time to time.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Secured Debt" means indebtedness for money borrowed which is secured by a mortgage, pledgee, lien, security interest or encumbrance on any property of any character of the Company.

     "Security" or "Securities" means any Variable Denomination Floating Rate Demand Note or Notes, as the case may be, issued pursuant to the Program and under this Indenture, which are evidenced by an individual record or entries in the name of the Particular Holder established on the Security Register.

     "Security Register" has the meaning specified in Section 902.

     "Subsidiary" means with respect to the Company, a corporation more than fifty percent (50%) of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in
Section 805.

     "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "Vice President", when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Wholly-owned Subsidiary" means any Subsidiary of which, at the time of determination, all of the outstanding voting stock (other than directors' qualifying shares) is owned by the Company, directly or indirectly. For purposes of this definition, "voting stock" has the same meaning as under the definition of "Subsidiary".

SECTION 102.    Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 904) shall include:

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he/she has made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.    Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his/her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.    Acts of Holders.

     (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (3) The ownership of Securities shall be proved by reference to the Security Register.

     (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (5) The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act which record date shall be the later of ten (10) days prior to the first solicitation of such action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 701 of this Indenture prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons shall be entitled to take such action or to revoke any such previous action, whether or not such persons continue to be Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective for more than one hundred and twenty (120) days after such record date.

SECTION 105.    Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing, to the Trustee or Holders by the

     Company.

     SECTION 106.    Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address, as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.    Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 108.    Effect of Headings, Table of Contents, and Reconciliation and
Tie.

     The Article and Section headings herein and the Table of Contents and Reconciliation and Tie are for convenience only and shall not affect the construction hereof.

SECTION 109.    Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.    Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.    Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.    Governing Law.

     This Indenture and the Securities shall be governed by and construed in accordance with Federal law and with the laws of the State of Illinois.

SECTION 113.    Legal Holidays.

     In any case where any Redemption Date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of the redemption price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date, provided that no interest shall accrue for the period from and after such Redemption Date.

SECTION 114.    Persons Deemed Owners.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of or interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                                  ARTICLE TWO

                              AMOUNT, PAYMENT AND
                     RESTRICTION OF TRANSFER OF SECURITIES

SECTION 201.    Amount Limited.

     The Securities shall be issued pursuant to the Program and under this Indenture in a principal amount not to exceed the amount of Securities as stated in the Program's annual prospectus.

SECTION 202.    Payment.

     The Securities shall be payable at the office or agency of the Agent Bank as may from time to time be designated in writing, maintained for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

SECTION 203.    Restriction on Transfer of Securities.

     The Securities may not be transferred, in whole or in part, either directly or by operation of law or otherwise.

                                 ARTICLE THREE

                            REDEMPTION OF SECURITIES

SECTION 301.    Redemption at Option of the Company.

     The Company may redeem, at any time in its discretion, all or any portion of the Securities issued pursuant to the Program and under this Indenture. Any partial redemption of the entirety of the Securities will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the Trustee.

SECTION 302.    Notice of Redemption.

     The Company will give prior written notice of at least thirty (30) days but not more than ninety (90) days to Holders whose Securities are subject to full or partial redemption. Such notice from the Company will specify the effective date of redemption, the amount being redeemed and the effective date the redeemed amount shall become due and payable and that interest shall cease to accrue as of that date. All partial redemption notices will list the remaining, principal amount of the Security.

SECTION 303.    Payment of Redemption Price.

     The full or partial Security being redeemed, plus accrued and unpaid interest therein to the date of redemption, shall be paid by check to the Holder. The Company covenants that it will pay or cause to be paid to the Trustee or to the Agent Bank or to another Paying Agent cash in an amount sufficient to pay the principal amount of the Security or portion thereof to be redeemed on such date, together with accrued and unpaid interest to the date fixed for redemption. Interest on the redeemed amount shall cease to accrue on and after the effective date the redeemed amount shall have become due and payable.

SECTION 304. Redemption of Securities if Holder is Not Eligible to Participate in the Program.

     The Company also may redeem, at any time in its sole and absolute discretion, any Security issued pursuant to the Program and under this Indenture held in an Account not meeting guidelines established by the TruServ Investment Program Committee. Notice of such redemption will be given in the manner provided in Section 302, and payment of the redemption price shall be made as provided in Section 303.

SECTION 305.    Redemption at Option of the Holder.

     Subject to the terms and conditions of the Program, a Security may be redeemed in full or in part at any time at the option of, and upon demand by, the Holder. Subject to the terms and conditions of the Program, demand may be made for full or partial redemption of a Security by written demand to the Agent Bank. The Company covenants that it will pay or cause to be paid to the Trustee or to the Agent Bank or to another paying Agent cash in an amount sufficient to pay the principal of the Security to be redeemed.



                                  ARTICLE FOUR

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 401.    Satisfaction and Discharge of Indenture.

If at any time:

     (1) the Company shall have terminated the Program pursuant to its provisions,

     (2)  all the Securities shall have become due and payable,

     (3) the Company shall have deposited or caused to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by any Paying Agent to the Trustee in accordance with Section 403) sufficient to pay all the Securities, including principal and interest due or to become due to such date of payment, and

     (4) the Company shall have paid or caused to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharge of this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture, the Program or the Securities.

SECTION 402.    Application of Trust Money.

     All moneys deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the Securities for the payment of which such moneys have been deposited with the Trustee of all sums due and to become due thereon for principal and interest. The Trustee shall be under no obligation to invest or pay interest on any moneys so held in trust.

SECTION 403.    Repayment by Paying Agents.

     In connection with the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.    Events of Default.

     "Events of Default", means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) default in the payment of any part of or all the principal of or interest on any Security as and when the same shall be due and payable, in accordance with the then current provisions and rules and regulations of the Program and this Indenture, and continuance of such default for a period of twenty (20) days; provided, however, that:

          (a) the failure of the Company to make any payment of the principal of or interest on any Security, or any delay in making such payment shall not be considered in determining whether an "Event of Default" shall have occurred if:

                (i) the Trustee believes in good faith that the Security is subject to a conflicting claim, attachment, lien or proceeding, or any person demanding such payment is not, or may not be, legally entitled thereto, or the amount of the payment demanded exceeds the principal amount of the Security according to the Security Register, or the demand for payment has not been made in accordance with the then current provisions and rules and regulations of the Program, or the payment cannot be made in accordance with the then currentprovisions and rules and regulations of the Program, or

                (ii) the Company shall have paid over to the Trustee for deposit to an account not subject to offset, charge or encumbrance by the Trustee the amount of the principal of or interest on any Security which has become due and payable, and if requested by the Trustee the Company shall have furnished the Trustee with an Officer's Certificate as to the matters described in the foregoing clauses (i) and (ii); and

          (b) an administrative error relating to a Security or improperly identifying the Security of a Holder shall not be considered in determining whether an "Event of Default" shall have occurred unless such error shall have continued uncorrected for a period of sixty
          (60) days after written notification thereof to the Agent Bank or the Trustee by a Holder, the Trustee to be the sole judge of whether the error has been corrected (the above enumeration of specific examples of situations which shall not be considered in determining whether an "Event of Default" shall have occurred shall not be exclusive, and the Trustee may determine in any particular instance and, absence bad faith, shall incur no liability to any person in so determining whether the circumstances concerning a particular Security should be considered in determining whether an "Event of Default" shall have occurred); or

     (2) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five per cent (25%) in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (3)  the entry by a court having jurisdiction in the premises of:

          (a) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or

          (b) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

     (4) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

     (5) in connection with any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, involving the Company or one of its Subsidiaries an order for relief shall be entered by a court of competent jurisdiction which affects any significant part of the assets of the Company or any of its Subsidiaries.

SECTION 502.    Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than fifty percent (50%) in the principal amount of the Outstanding Securities may declare all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (a) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

          (b) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

          (c) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (2) all Events of Default with respect to the Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 513.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.    Collection of Indebtedness and Suits for Enforcement by
                Trustee.

     The Company covenants that if default is made in the payment of the principal of or interest on any Security when the same shall have become due and payable the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

     If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.    Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee and any predecessor Trustee under Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.    Trustee May Enforce Claim Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities.

SECTION 506.    Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee:
FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607; and SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

SECTION 507.    Limitation on Suits.

     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

     (2) the Holders of not less than fifty percent (50%) in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Security on the applicable due date provided therefor pursuant to the Program (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.    Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.    Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.    Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy acting upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.    Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities, provided that

     (1) such direction shall not be in conflict with any rule of law or with this Indenture,

     (2) subject to Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee shall reasonably determine, in good faith, that the action or proceeding so directed would be unjustly prejudicial to any Holders not joining in such direction or would involve the Trustee in any personal liability unless indemnified to its reasonable satisfaction, and

     (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.    Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default:

     (1)  in the payment of the principal of or interest on any Security, or

     (2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holders of each Outstanding Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.    Undertaking for Costs.

     All Parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on the Security on or after the applicable due date therefor provided pursuant to the Program (or, in the case of redemption, on or after, the Redemption Date).

SECTION 515.    Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.    Certain Duties and Responsibilities.

     (1)  Except during the continuance of an Event of Default,

          (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and would in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his/her own affairs.

     (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

          (a) this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, determined as provided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities; and

          (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.    Notice of Defaults.

     Within ninety (90) days after the occurrence of any default hereunder with respect to the Securities, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities; and provided, further, that in the case of any default of the character specified in Section 501(3) with respect to the Securities, no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.    Certain Rights of Trustee.

     Subject to the provisions of Section 601:

     (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed to be genuine and to have been signed or presented by the proper party or parties;

     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (4) the Trustee may consult with counsel and the written advice, or oral advice subsequently confirmed in writing, of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture.

SECTION 604.    Not responsible for Recitals or Issuance of Securities.

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of securities or the proceeds thereof.

SECTION 605.    May Hold Securities.

     Subject to the provisions of the Program with respect to Persons who may hold Securities, the Trustee, the Agent Bank, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Agent Bank, Paying Agent, Security Registrar or such other agent.

SECTION 606.    Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the

Company

SECTION 607.    Compensation and Reimbursement.

     The Company agrees:

     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith or willful misconduct; and

     (3) to indemnity each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct, on Trustee's or any predecessor Trustee's part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 608.    Disqualification; Conflicting Interests.

     The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second-to-last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 609.    Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority; provided, however, that if Section 310(a) of the Trust Indenture Act or the rules and regulations of the Commission under the Trust Indenture Act at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 609 shall be automatically amended to permit a corporation organized and doing business under the laws of any such other jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company may serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.    Resignation and Removal; Appointment of Successor.

     (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     (2) The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (3) The Trustee may be removed at any time with respect to the Securities by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

     (4)  If at any time:

          (a) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months, unless the Trustee's duty to resign has been stayed as provided in Section 310(b) of the Trust Indenture Act, or

          (b) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six
     (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

     (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of
     Section 611. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six
     (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (6) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.    Acceptance of Appointment by Successor.

     (1) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (2) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) of this Section.

          (3) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.    Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 613.    Preferential Collection of Claim Against Company.

     (1) Subject to Subsection (2) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company in its capacity as trustee within three (3) months prior to a default, as defined in Subsection (3) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trust individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (3) of this Section:

          (a) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three (3) months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (b) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (b) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three
          (3) months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     Nothing herein contained, however, shall affect the right of the Trustee:

          (c) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

          (d) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three (3) months' period;

          (e) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three (3) months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (3) of this Section, would occur within three (3) months; or

          (f)   to receive payment on any claim referred to in paragraph (d) or
          (e), against the release of any property held as security for such claim as provided in paragraph (d) or (e), as the case may be, to the extent of the fair value of such property.

     For the purposes of paragraphs (d), (e) and (f), property substituted after the beginning of such three (3) months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in Proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court, in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such Special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any Trustee which has resigned or been removed after the beginning of such three (3) months' period shall be subject to the provisions of this Subsection (1) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three (3) months' period, it shall be subject to the provisions of this Subsection (1) if and only if the following conditions exist:

          (g) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three (3) months' period; and

          (h)   such receipt of property or reduction of claim occurred within
          (3) three months after such resignation or removal.

     (2) There shall be excluded from the operation of Subsection (1) of this Section a creditor relationship arising from:

          (a) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one (1) year or more at the time of acquisition by the Trustee;

          (b) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

          (c) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, Paying Agent, fiscal agent or depositary, or other similar capacity;

          (d) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

          (e) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

          (f) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self liquidating paper, as defined in Subsection (c) of this Section.

     (3)  For the purposes of this Section only:

          (a) the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

          (b) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture
          (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

          (c) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

          (d) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

          (e)   the term "Company" means any obligor upon the Securities; and

          (f) the term "Federal Bankruptcy Code" means the Bankruptcy Code or Title 11 of the United States Code.

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.    Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee:

     (1) semi-annually, not later than March 1 and September 1 in each year, a list in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding February 15 or August 15, as the case may be, and

     (2) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.    Preservation of Information; Communications to Holders.

     (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

     (2) If three (3) or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either

          (a) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(1), or

          (b) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(1), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(1) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such applicants and file with the

     Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(2), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702.

SECTION 703.    Reports by Trustee.

     (1) Within sixty (60) days after May 15 of each year beginning with the year 1998, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 with respect to any of the following events which may have occurred within the previous twelve (12) months (but if no such event has occurred within such period, no report need be transmitted):

          (a) any change to its eligibility under Section 609 and its qualifications under Section 608;

          (b) The creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

          (c) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent (1/2 of 1%) of the principal amount of the Securities Outstanding on the date of such report;

          (d) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(2)(b), (c), (d) or (f);

          (e) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

          (f) any additional issue of Securities which the Trustee has not previously reported; and

          (g) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

     (2) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (1) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten percent (10%) or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within ninety (90) days after such time.

     (3) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704.    Reports by Company.

     The Company shall:

     (1) file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

     (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE EIGHT

                            SUPPLEMENTAL INDENTURES

SECTION 801.    Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

     (2) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; or

     (3)  to add any additional Events of Default; or

     (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(2); or

     (5) to cure any ambiguity, or correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities in any material respect.


SECTION 802.    Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than sixty-six and two-thirds percent (66 2/3%) in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

     (1) change the character of the Securities from being payable on demand or reduce the principal amount of any Security or impair the right to institute suit for the enforcement of any such payment on or after the applicable due date thereof (or, in the case of redemption, on or after the Redemption Date), or

     (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

     (3) Change any obligation of the Company, with respect to Outstanding Securities, to maintain an office or agency in the places and for the purposes specified in

     Section 902, or

     (4) modify any of the provisions of this Section, Section 513 or Section 904, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 904, or the deletion of this proviso, in accordance with the requirements of Sections 611(2) and 801(5).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 803.    Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 804.    Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 805.    Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                                  ARTICLE NINE

                                   COVENANTS

SECTION 901.    Administration of Program; Payment of Principal and Interest.

     (1) The Company covenants and agrees to maintain and administer the Program and the Securities issued pursuant thereto in accordance with the provisions of the Program, as the same may from time to time be in force and effect, and this Indenture; provided, however, that nothing herein shall prevent the Company from exercising any of its rights to amend, modify or terminate the Program, or to adopt, amend or rescind the rules established under the Program, as provided therein.

     (2) The Company covenants and agrees for the benefit of Holders of Securities that it will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Program and this Indenture. Interest will accrue on the Securities in accordance with the provisions of the Program. The interest rate on the Securities shall be determined in accordance with the provisions of the Program. Interest rates will vary from time to time. There are no minimum or maximum interest rates.

SECTION 902.    Maintenance of Security Register, Maintenance of Office or
                Agency.

     (1) The Company will keep at an office or agency proper books of record and account (which books may be in written form or in any other form capable of being converted into written form) in which full and correct entries shall be made of all funds invested in the Securities, together with interest accrued thereon, and all redemptions thereof, in accordance with sound accounting practice and which shall contain the names and addresses of all Holders and the principal amounts of their respective Securities (collectively, the "Security Register").

     (2) The Company will maintain in the City of Chicago or such other city where the Company maintains its corporate headquarters an office or agency where notices and demands hereunder may be given to or made upon the Company in respect of the Securities and this Indenture may be served.
     The Company will give prompt written notice to the Trustee and the Holders of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such notices and demands may be made or served at the Corporate Trust Office of the Trustee.

SECTION 903.    Money for Securities Payments to Be Held in Trust.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject, to the provisions of this Section, that such Paying Agent will:

     (1) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest on the Securities; and

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for three years after such principal or interest has become due and payable shall be paid to the Company upon the Company's request; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of Chicago, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 904.    Certificate of Officers of the Company.

     On or before the last day of March of each year beginning with the year 1998, the Company will file with the Trustee a certificate of the principal executive officer, principal financial officer or principal accounting officer stating whether or not the signer has obtained knowledge of any action or failure to act on the part of the Company during the preceding calendar year in violation of any covenant, agreement, provision or condition contained in this Indenture and, if so, specifying, each such default of which the signers may have knowledge and the nature thereof. For purposes of this Section 904, compliance shall be determined without regard to any period of grace or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 905.    Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 902 or 903, if before the time for such compliance the Holders of at least sixty-six and two-thirds percent
(66 2/3%) in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or general waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                               COTTER & COMPANY



                               By:  /s/ Kerry J. Kirby
                                    ---------------------------
                                    Vice President

                               FIRST TRUST NATIONAL ASSOCIATION



                               By:  /s/ Melissa A. Rosal
                                    ---------------------------
                                    Vice President

STATE OF ILLINOIS

COUNTY OF COOK

On May 8, 1997, before me personally came Kerry J. Kirby, to me known, who, being by me duly sworn, did depose and save that he is a Vice President of Cotter & Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                               /s/ Diane Chrzastowski
                               ----------------------
                               Notary Public

STATE OF ILLINOIS

COUNTY OF COOK

On May 8, 1997, before me personally came Melissa A. Rosal, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of First Trust National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                     /s/ Stacy Coleman
                     -----------------------
                     Notary Public